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                                                                   Exhibit 3.118

                ARTICLES OF INCORPORATION FOR A STOCK CORPORATION

FIRST: The undersigned              Celeste Felker
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whose address is         3103 Philmont Ave., Huntingdon Valley, PA  19006
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__________________________________________________________, being at least eighteen years of age, do(es) hereby form a corporation under the laws of the State of Maryland.

SECOND: The name of the corporation is        Toll MD Builder Corp.
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THIRD: The purposes for which the corporation is formed are as follows:

                   Real Estate and or Home Builder Development
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FOURTH: The street address of the principal office of the corporation in
Maryland is       7164 Columbia Gateway Drive, Suite 230, Columbia, MD 21046
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FIFTH: The name of the resident agent of the corporation in Maryland is
                       The Corporation Trust Incorporated
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whose address is     300 E. Lombard Street, Baltimore, MD  21202
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SIXTH: The corporation has authority to issue 1,000 shares at $ 1.00 par value per share.

SEVENTH: The number of directors of the corporation shall be 3 which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified is/are_________________________________

                     Robert Toll, Zvi Barzilay, Joel Rassman
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IN WITNESS WHEREOF, I have signed these articles                     I hereby consent to my designation in this document
and acknowledge the same to be my act.                               as resident agent for this corporation.

SIGNATURE(S) OF INCORPORATOR(S):                                     SIGNATURE OF RESIDENT AGENT LISTED IN FIFTH:

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Filing party's return address:


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